CHANGE OF CONTROL AND TERMINATION AGREEMENT

     THIS AGREEMENT, made effective as of _______________, 2001, by and between __________________________ (the "Executive") and eAUTOCLAIMS.COM, INC. (the "Company").

                               W I T N E S S E T H

     WHEREAS, the Executive and the Company desire to establish certain terms, provisions and conditions pursuant to which (i) the Executive will be compensated in the event that a merger, combination, consolidation, sale or similar business transaction of Company occurs or a change in the composition of the board of directors and (ii) the Executive will be compensated in the event that the Executive's employment with the Company is terminated without cause.

     NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereby agree as follows:

         1.       Termination.
                  ------------

          (a)  For purposes of this Agreement, the term "cause" shall mean:

               (i) the Executive's conviction of a felony and all appeals with respect thereto have been extinguished or abandoned by the Executive;

               (ii) the Executive's conviction of misappropriating assets or

               (iii)otherwise  defrauding the Company or any of its subsidiaries or affiliates.

          (b) If during the Term of Executive's Employment Agreement the Executive's employment is terminated by the Company other than for cause after a Change of Control (as defined below), the Executive shall be entitled to receive a lump sum payment equal to _______% of Executive's last twelve (12) months base salary in addition to any other compensation that may be due and owing to the Executive pursuant to his Employment Agreement. In addition, all stock options issued to Executive shall immediately vest and be exercisable in full at any time over the remaining term of the stock options.

         2.       Change of Control.
                  -----------------

          (a) For purposes of this Agreement, "Change of Control" means:

               (1) The closing of any merger, combination, consolidation or similar business transaction involving the Company in which the holders of Common Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the surviving person in such transaction (a "Business Combination"); or


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               (2)  The   closing  of  any  sale  by  the   Company  of  all  or
          substantially all of its assets to an acquiring person in which the holders of Common Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the acquiring person (an "Asset Sale"); or

               (3) The closing of any sale by the holders of Common Stock of an amount of Common Stock that equals or exceeds a majority of the shares of Common Stock immediately prior to such closing to a person in which the holders of the Common Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities (a "Stock Sales"); or

               (4) A change in the composition of the Board of Directors such that the current members of the Board of Directors are no longer the majority in number of the Board of Directors.

          (b) In the event of a Change of Control and Executive is terminated for any reason other than for "cause", Executive shall have the right to payment pursuant to Paragraph 1(b). In the event of payment to Executive pursuant to Paragraph 1(b), Executive shall be entitled to a lump sum payment.

         3. Severability. If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and/or like effect as though such provision were not included.

         4.       Notice.
                  ------

                  Notices given pursuant to the provisions of this Agreement shall be sent by certified mail, postage prepaid, or by overnight courier, or telecopier to the following addresses:

                  To the Company:   eAutoclaims.com, Inc.
                                    2708 Alternate 19 North, Suite 604
                                    Palm Harbor, FL 34683

                  To the Executive: __________________________


                  Either party may, from time to time, designate any other address to which any such notice to it or him shall be sent. Any such notice shall be deemed to have been delivered upon the earlier of actual receipt or four days after deposit in the mail, if by certified mail.

         5.       Miscellaneous.
                  -------------

          (a) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal, substantive laws of the State of Florida without giving effect to the conflict of laws rules thereof.

          (b) Waiver/Amendment. The waiver by any party to this Agreement of a breach of any provision hereof by any other party shall not be construed as a waiver of any subsequent breach by any party. No provision of this Agreement may be terminated, amended, supplemented, waived or modified other than by an instrument in writing signed by the party against whom the enforcement of the termination, amendment, supplement, waiver or modification is sought.

          (c) Attorney's Fees. In the event any action is commenced, the prevailing party shall be entitled to a reasonable attorneys fee, costs and expenses.

          (d) Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter of this Agreement. This Agreement supersedes any prior agreements and shall control in the event of any inconsistent provisions.

          (e) Counterparts. This Agreement may be executed in counterparts, all of which shall constitute one and the same instrument.

WITNESSES:                                                    "EXECUTIVE"



Print Name:                             Print Name:
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Print Name:
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                                        "COMPANY"

                                        eAUTOCLAIMS.COM, INC.,
                                        a Nevada corporation

                                        By:
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Print Name:                             Print Name:
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                                        Title:
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Print Name:
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